UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UNION AGRICULTURE GROUP CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Plaza Independencia 737 Montevideo, Uruguay	11000
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates: 333-175348

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The registrant hereby incorporates by reference herein the description of its common shares set forth under the heading “Description of Share Capital” included in Part I of its registration statement on Form F-1 (File No. 333-175348), filed with the Securities and Exchange Commission on July 5, 2011, as amended on July 11, 2011, July 14, 2011 and July 15, 2011, and as may be further amended from time-to-time.

Item 2.	Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNION AGRICULTURE GROUP CORP.

Date: July 19, 2011	By:	/s/ Oscar León Bentancor

	Name:	Oscar León Bentancor
	Title:	Chief Financial Officer